CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-40301) of our report dated March 30, 1999, on our audits of the financial statements of Conseco Variable Insurance Company. We also consent to the reference to our Firm under the caption "Independent Accountants".



                                                   /s/PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP


Indianapolis, Indiana
April 23, 1999